Exhibit 13.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Micropolis Holding Company (the “Company”) for the year ended December 31, 2024, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Fareed Aljawhari, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2025

/s/ Fareed Aljawhari
Name:	Fareed Aljawhari
Title:	Chief Executive Officer
(Principal Executive Officer)